UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

PERFORMANT FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35628 (Commission File Number)	20-0484934 (IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, CA 94551
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Performant Financial Corporation (the “Company”) was held on June 17, 2015, at 10:00 AM, P.D.T., at the Courtyard by Marriot Hotel located at 2929 Constitution Drive, Livermore, California 94551. A total of 44,857,477 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 90.87% of the total number of shares outstanding and entitled to vote at the meeting.
The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal considered at the Annual Meeting is as follows:
Proposal No. 1 – Election of Directors
The Company’s stockholders elected three Class III directors to serve until the 2018 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominee:	For	Withheld	Broker Non Votes
Lisa C. Im	42,500,776	284,913	2,071,788
Bradley M. Fluegel	42,731,769	53,920	2,071,788
Bruce E. Hansen	42,735,076	50,613	2,071,788

Proposal No. 2 – Approval of the Company’s Amended and Restated 2012 Stock Incentive Plan
The allocation of votes of the Company’s stockholders for the approval of the Company’s Amended and Restated 2012 Stock Incentive Plan was as follows:

For	Against	Abstain
40,460,889	2,299,696	25,104

Proposal No. 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain
44,818,466	26,594	12,417

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 19, 2015
PERFORMANT FINANCIAL CORPORATION
By:    /s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer